February 15, 2012

Dejour Energy Inc.

598 – 999 Canada Place

Vancouver, British Columbia

V6C 3E1

Dear Sirs/Mesdames:

Re:	Dejour Energy Inc. (the "Corporation") Common Shares Reserved for Issuance Pursuant to Options Governed by the Corporation’s 2009 Stock Option Plan, as amended (the “Plan”)

We have acted as corporate counsel to the Corporation, a company governed by the Business Corporations Act (British Columbia) (the “BCBCA”), in connection with the registration by the Corporation pursuant to a registration statement (the “Registration Statement”) on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), related to the issuance by the Corporation of 15,000,000 common shares of the Corporation (the “Option Shares”) pursuant to the exercise of options (the “Options”) under the Plan. This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents, including certificates and other documents of public officials and officers of the Corporation, and have made such other examinations, searches and investigations as we have considered necessary and appropriate, as the basis for the opinions hereinafter expressed. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions (including commercial reproductions or documents obtained from SEDAR, the electronic filing system of the securities regulatory authorities in Canada) and the completeness and accuracy of the Corporation's corporate records in our possession as of the date hereof. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. We have further assumed that all Options will be granted in accordance with the Plan, including the requirement that at the time of grant of any Option, the aggregate number of common shares reserved for issuance under the Plan at such time together with those common shares reserved for issuance at such time under any other established or proposed share compensation arrangement of the Corporation, will not exceed 10% of the total number of issued and outstanding common shares, on a non-diluted basis, as constituted on the date of grant of such Option. As to questions of fact material to our opinions, we have relied upon a certificate of a senior officer of the Corporation and we have assumed that each of the statements made and certified in such certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

We are qualified to express opinions only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Applicable Law”). We express no opinion on the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada therein.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Option Shares, if and when issued in accordance with the terms and conditions of the Plan and the applicable Option, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is being furnished to you solely, for your benefit, and may not be used or relied upon by any other person or for any other purpose, nor quoted from or referred to in any other document and copies may not be delivered to any other person without our prior written consent. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

“Farris, Vaughan, Wills & Murphy LLP”